EX-99.o

                                 CODE OF ETHICS

I.       APPLICABILITY

                  This Code of Ethics ("Code") establishes rules of conduct for "Covered Persons" (as defined herein) of Bank Julius Baer & Co. Ltd., New York Branch ("BJB-NY"), Julius Baer Securities Inc. ("JBS") and each registered investment company that adopts this Code (a "Covered Investment Company") (BJB-NY, JBS and the Covered Investment Companies being herein referred to collectively as the "Covered Companies"). For purposes of this Code "Covered Person" shall mean:

                  (A) Any officer, director or Advisory Person (as defined below) of any Funds or the Fund's investment adviser; and

                  (B) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Securities by the Fund or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Securities.

                  For purposes of this Code, Covered Persons shall not include any person who is a disinterested director of a Fund, or for purposes of this Code other than Sections V(B), (C) and (D), an officer of the Fund (other than an officer of the Fund employed by the adviser) unless such person knew or should have known in the course of his duties as an officer or director of the Fund that the Fund has made or makes a purchase or sale of the same security or a related security within 15 days before or after the purchase or sale of such security or a related security by such officer or director.

                  Except where the context otherwise requires, the provisions of this Code shall also apply to activities of "Access Persons" (as defined in Rule 17j-1 under the Act) of BJB-NY and JBS as they relate to any registered investment company for which BJB-NY or JBS serves as investment adviser or JBS serves as selling agent.

II.      STATEMENT OF GENERAL PRINCIPLES

                  In performing their daily responsibilities, Covered Persons may have access to information about impending fund transactions. Like all insiders, these individuals may not use material nonpublic information to benefit themselves or others.

                  Conflicts of interest can arise whenever Covered Persons buy and sell securities for their personal accounts. This Code of Ethics is intended to ensure that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility.

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                  All Covered Persons, particularly those who manage or make recommendations to the Funds, should scrupulously avoid any conduct that appears to take advantage of this relationship. Accordingly, in addition to complying with the specific prohibitions set forth below, all Covered Persons shall conduct their personal investment activities in a manner consistent with the following general fiduciary principles: (1) the duty at all times to place the interests of a Fund first; (2) the requirement that all personal securities transactions be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that Covered Persons should not take inappropriate advantage of their positions.

                  No Covered Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

                  o employ any device, scheme or artifice to defraud the Funds;

                  o make to the Funds any untrue statement of a material fact or omit to the Funds a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading;

                  o engage in any act, practice or course of business which would operate as a fraud or deceit upon the Funds;

                  o engage in any manipulative practice with respect to the Funds;

                  o trade while in possession of material non-public information for personal or BJB-NY or JBS investment accounts, or disclose such information to others in or outside BJB-NY or JBS who have no need for this information.

                  It is a violation of federal securities laws to buy or sell securities while in possession of material non-public information and illegal to communicate such information to a third party who buys or sells.

III.     PROHIBITIONS

                  A. GENERAL PROHIBITION - NO PURCHASES OR SALES IF BEING CONSIDERED FOR PURCHASE OR SALE BY A COVERED INESTMENT COMPANY.

                  No Covered Person shall purchase or sell, directly or indirectly, any security (or related security) in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined in Attachment A hereto) and that he knows or should have know at the time of such purchase or sale:

                  (1)   is being considered for purchase or sale by a Fund; or

                  (2)   is being purchased or sold by a Fund.

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                  B.    NO PARTICIPATION IN IPOS.

                  No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in an initial public offering of securities without the prior written approval of a supervisory person designated by BJB-NY, JBS or the relevant Fund, whichever is most appropriate under the circumstances (the "Designated Supervisory Person"). This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its adviser or distributor. Investment Personnel who have been authorized to acquire securities in an initial public offering must DISCLOSE that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an INDEPENDENT REVIEW by personnel of BJB-NY or JBS, as the case may be, with no beneficial ownership interest in the issuer.

                  C.    LIMITED PARTICIPATION IN PRIVATE PLACEMENTS.

                  No Investment Personnel shall acquire any direct or indirect beneficial ownership of securities in a private placement without the prior written approval of the relevant Designated Supervisory Person. This prior approval will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to an individual by virtue of his position with a Fund or its adviser or distributor. Investment Personnel who have been authorized to acquire securities in a private placement must DISCLOSE that investment when they play a part in any Fund's subsequent consideration of an investment in the issuer. In such circumstances, the Fund's decision to purchase securities of the issuer will be subject to an INDEPENDENT REVIEW by personnel of BJB-NY or JBS, as the case may be, with no beneficial ownership interest in the issuer.

                  D.    BLACKOUT PERIODS.

                  No Covered Person shall execute a securities transaction on a day during which any Fund has a pending "buy" or "sell" order in that same security (or a related security) until that order is fully executed or withdrawn, nor may any Portfolio Manager for a Fund buy or sell a security (or a related security) within seven calendar days before or after that Fund trades in that security (or related security). Trades within the prescribed periods shall be unwound, if possible; if impractical, all profits from the trading shall be disgorged to the relevant Fund or a charitable organization as directed by the relevant Designated Supervisory Person.

                  E.    BAN ON SHORT-TERM TRADING PROFITS.

                  (1) BJB-NY, JBS and the Covered Investment Companies encourage Investment Personnel to refrain from short-term trading (i.e., purchases and sales within a 60-day period) for accounts in which they have a beneficial interest. Each of the Covered Companies reserves the right to impose a ban on the short-term trading activities of Investment Personnel if they determine that such activities are being conducted in a manner that may be perceived to be

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detrimental to a Covered Investment Company.

                  (2) No security (or related security) may within a 60-day period be bought and sold or sold and bought at a profit by any Investment Personnel if the security or related security was held at any time during that period by any Fund; PROVIDED, HOWEVER, that, subject to the prohibitions set forth in Article III, paragraph D, such prohibition shall cease to apply immediately following the sale of such security (and all related securities) by all Funds. Trades made in violation of this prohibition shall be unwound; if impractical, any profits realized on such short-term trades shall be disgorged to the appropriate Fund or a charitable organization as directed by the relevant Designated Supervisory Person.

                  F.    DISCLOSURE OF INTEREST IN TRANSACTION.

                  No Covered Person shall recommend any securities transaction by any Fund without having disclosed his interest, if any, in such securities or the issuer thereof, including without limitation:

                  (1) his direct or indirect beneficial ownership of any securities of such issuer;

                  (2) any contemplated transaction by such person in such securities;

                  (3)   any position with such issuer or its affiliates;

                  (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

                  (5) any factors about the transaction that are potentially relevant to a conflicts of interest analysis.

                  Required disclosure shall be made to the relevant Designated Supervisory Person, and a Fund's decision to engage in the securities transaction will be subject to an independent review by personnel of BJB-NY or JBS, as the case may be, with no beneficial ownership interest in the securities or the issuer thereof.

                  G.    GIFTS.

                  Covered Persons shall not seek or accept any gift, favor, preferential treatment or valuable consideration or other thing of more than a DE MINIMIS value (currently $100) from any person or entity that does business with or on behalf of a Fund.

                  Receipts of expense payments, gifts or favors are to be reported by all Covered Persons, in the form appended hereto as Attachment E to the appropriate Julius Baer Compliance Officer.

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                  H.    SERVICE AS A DIRECTOR.

                  Investment Personnel shall not serve on the board of directors of publicly-traded companies, absent prior written authorization by the relevant Designated Supervisory Person based upon a determination that the board service would be consistent with the interests of the Funds. Where board service is authorized, Investment Personnel serving as directors shall be isolated from those making investment decisions with respect to the securities of that issuer through "Chinese Wall" or other procedures specified by the relevant Designated Supervisory Person, absent a determination by the Designated Supervisory Person to the contrary for good cause shown.

                  I.    DEFINITIONS.

                  For purposes of this Code, the term security shall include any "security" as defined in Section 2(a)(36) of the Act, but shall not include securities issued by the Government of the United States, short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies (except in the case of a Portfolio Manager that wishes to purchase or sell shares of his/her open-end registered investment company). For purposes of this Code, "security" shall also include futures contracts and options thereon and other derivatives. A "related security" to a security shall be broadly interpreted to include any instrument the price of which would tend to be affected by a change in the price of the subject security, such as a warrant or option on a subject security or a security convertible into or exchangeable for the subject security.

                  For purposes of this Code, Investment Personnel means any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund; or (ii) any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

                  For purposes of this Code, Advisory Person is any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

                  For purposes of the prohibitions set forth in Article III and the preclearance and reporting requirements set forth in Article V of this Code, the term security shall not include securities issued by governments of countries that are members of the Organization for Economic Co-operation and Development.

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IV.      EXEMPT TRANSACTIONS

                  (A) The prohibitions described in paragraphs A, B, D and E of Article III shall not apply to:

                        (1) Purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

                        (2) Purchases or sales that are non-volitional on the part of the Covered Person;

                        (3) Purchases that are part of an automatic dividend reinvestment plan;

                        (4) Any transaction, or series of related transactions during the course of a calendar quarter, involving an aggregate of not more than ten options or ten futures contracts, as the case may be, provided that the aggregate amount of initial margin (in the case of futures contracts) and option premiums (in the case of options on futures, securities or securities indexes) payable with respect to any one underlying security or security index, as the case may be, does not exceed $10,000;

                        (5) A purchase or sale transaction in a security which, when combined with all transactions in that security or related securities during the course of a calendar quarter, does not exceed $10,000;

                        (6) Purchases or sales of U.S. government securities, commercial paper, bank CDs, banker's acceptances, securities issued by member governments of the OECD and shares of open-end registered investment companies (other than the Funds);

                        (7) Purchase or sales during the course of a calendar quarter of 1,000 shares or less of an issuer with in excess of $1 billion market capitalization and average daily reported volume of trading exceeding 100,000 shares;

                        (8) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

                        (9) Purchases or sales for which the Covered Person has received prior written approval from the relevant Designated Supervisory Person. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code and Section 17(j) of the Act and the rules thereunder. To illustrate, a purchase or sale shall be considered consistent with those purposes if such purchase or sale is only remotely potentially harmful to the Funds because such purchase or sale would be

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                        unlikely to affect a highly institutional market, or
                        because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the Funds.

                  B.    The preclearance requirement described in paragraph A of
                        Article V of this Code shall not be required with respect to (1) through (8) above.

V.       PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES

                  A.    PRECLEARANCE.

                  (1) No Covered Person may purchase or sell securities for an account in which he has a beneficial interest other than through the JBS trading desk, unless prior written approval has been obtained from the relevant Designated Supervisory Person. If such approval is obtained, the broker or futures commission merchant through which the transaction was effected shall be directed by that Covered Person to supply the appropriate Julius Baer Compliance Officer, on a timely basis, duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts.

                  (2) All Investment Personnel shall also disclose to the relevant Designated Supervisory Person all personal securities holdings upon the commencement of his or her employment by BJB-NY, JBS or the Funds or any company in a control relationship to BJB-NY, JBS or the Funds, and thereafter on an annual basis.

                  (3) Before any Covered Person purchases or sells any security for any account in which he or she has a beneficial interest, prior written authorization shall be obtained from the relevant Designated Supervisory Person. Prior written authorization shall involve disclosure necessary for a conflict of interest analysis. If prior written authorization is given for a purchase or sale and the transaction is not consummated within 48 hours thereafter, a new prior written authorization request must be obtained. The appropriate Julius Baer Compliance Officer shall review not less frequently than weekly reports from the trading desk (or, if applicable, confirmations from brokers or futures commission merchants) to assure that all transactions effected by Covered Persons for accounts in which they have a beneficial interest were effected only after receiving prior written authorization hereunder.

                  (4) The prior authorization form appended to this Code as Attachment B shall be used for all securities transactions for which Designated Supervisory Person approval is necessary.

                  B.    ANNUAL CERTIFICATION.

                  All Covered Persons shall certify annually to the Julius Baer Compliance Officer in New York that they have read and understand this Code of Ethics and recognize that they are subject thereto. Further, Covered Persons shall certify annually to the Julius Baer Compliance Officer in New York that during the prior year they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions

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required to be disclosed or reported pursuant to the requirements of this Code during the prior year. A form of this certification is appended as Attachment D.

                  C.    REPORTING.

                  Every Covered Person must submit reports (forms of which is appended as Attachment C) containing the information set forth below with respect to EACH transaction by which the Covered Person has, or by reason of such transaction, acquires, ANY direct or indirect beneficial ownership of a security, PROVIDED, HOWEVER, that:

                  (A) a Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control;

                  (B) Outside Directors shall be required to report a transaction only if such person, at the time of that transaction, knew, or in the ordinary course of fulfilling his official duties as a director or trustee of such company should have known, that during the 15-day period immediately preceding or after the date of the transaction by such person, the security such person purchased or sold is or was purchased or sold by such company or was being considered for purchase or sale by such company or its investment adviser(s); and

                  (C) A Covered Person need not make a quarterly report where the report would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

                        (i) INITIAL HOLDINGS REPORTS. No later than 10 calendar days after the person becomes a Covered Person, the following information:

                              (1) The title, number of shares and principal amount of each Covered Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

                              (2) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

                              (3) The date that the report is submitted by the Covered Person.

                        (ii) QUARTERLY TRANSACTIONS REPORT. A Covered Person must submit the report required by this Article V to the relevant Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A report must contain the following information:

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                              (1)   The date of the transaction, the title and
                                    the number of shares, and the principal
                                    amount of each security involved;

                              (2)   The nature of the transaction (i.e.,
                                    purchase, sale or other acquisition or
                                    disposition including, without limitation, the receipt or giving of any gift);

                              (3)   The price at which the transaction was
                                    effected;

                              (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                              (5)   Any facts potentially relevant to a
                                    conflicts of interest analysis of which the Covered Person is aware, including the existence of any substantial economic relationship between the Covered Person's transactions and securities held or to be acquired by a Fund.

                              (6) The date the report is submitted by the Covered Person.

                              (7) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                                        (a)  The name of the broker, dealer or
                                             bank with whom the Covered Person
                                             established the account;

                                        (b)  The date the account was
                                             established; and

                                        (c)  The date that the report is
                                             submitted by the Covered Person.

                        (iii) ANNUAL HOLDINGS REPORTS. Annually, the following
                              information (which information must be current as of a date no more than 30 calendar days before the report is submitted):

                              (1) The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

                              (2) The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person; and

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                              (3)   The date that the report is submitted by the
                                    Covered Person.

                  Any report submitted to comply with the requirements of this
Article V may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

                  A Covered Person will be deemed to have complied with the requirements of this paragraph (C) by causing duplicate monthly brokerage statements on which all transactions required to be reported hereunder are described to be sent on a timely basis to the Julius Baer Compliance Officer.

VI.      SANCTIONS

                  Upon discovering that a Covered Person has not complied with the requirements of this Code, the board of directors or trustees, as the case may be, of BJB-NY, JBS or the relevant Fund, as most appropriate under the circumstances, may impose on that person whatever sanctions the board deems appropriate, including, among other things, censure, suspension or termination of employment.

                  Material violations of the requirements of this Code by employees of BJB-NY or JBS and the sanctions imposed in connection therewith insofar as they relate to a Fund shall be reported not less frequently than quarterly to the board of directors/trustees of the relevant Fund. A material violation is one which results in a compensation adjustment exceeding $10,000, suspension or termination of employment.

VII.     REVIEW BY THE BOARD OF DIRECTORS/TRUSTEES

                  Management of each Fund that adopts this Code of Ethics shall prepare an annual report to the board of directors/trustees of each such Fund that:

                  o summarizes existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  o identifies any violations relating to the relevant Fund requiring significant remedial action during the past year not previously reported to the board; and

                  o identifies any recommended changes in existing restrictions or procedures based upon each Fund's experience under this Code of Ethics, evolving industry practices or developments in applicable laws or regulations.

                  o certifies that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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VIII.    CONFIDENTIALITY

                  All information obtained from any Covered Person or any affiliate of such Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX.      OTHER LAWS, RULES AND STATEMENTS OF POLICY

                  Nothing contained in this Code shall be interpreted as relieving any Covered Person or any affiliate of such Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by any such Covered Person or its affiliates.

X.       FURTHER INFORMATION

                  If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, he should consult the relevant Designated Supervisory Person.

XI.      DESIGNATED SUPERVISORY PERSONS

                  As of the date hereof, the Designated Supervisory Persons are the following individuals:

                  o If the Covered Person is an officer, trustee, director or employee of a Fund, the Designated Supervisory Person is the Chief Financial Officer of the relevant Fund

                  o If the Covered Person is an officer or employee of BJB-NY, the Designated Supervisory Person is the General Manager of BJB-NY

                  o If the Covered Person is a director, officer or employee of JBS, the Designated Supervisory Person is the Managing Director of JBS

                  o If the Covered Person is a non-U.S. resident the Designated Supervisory Person is the Local Compliance Officer of the Baer Group

                  o If there is an overlap, the Local Compliance Officer will designate the appropriate Designated Supervisory Person

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                                  ATTACHMENT A

         The term "beneficial ownership" as used in the attached Code of Ethics (the "Code") is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Rule"), except that the determination of direct or indirect beneficial ownership for purposes of the Code must be made with respect to all securities that a Covered Person has or acquires. Under the Rule, a person is generally deemed to have beneficial ownership of securities if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

         The term "pecuniary interest" in particular securities is generally defined in the Rule to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule in any securities held by members of the person's immediate family sharing the same household, the term "immediate family" including any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, as well as adoptive relationships. Under the Rule, an indirect pecuniary interest also includes, among other things: a general partner's proportionate interest in the portfolio securities held by a general or limited partnership; a person's right to dividends that is separated or separable from the underlying securities; a person's interest in certain trusts; and a person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term "derivative security" being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, a value derived form the value of an equity security. For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

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                                  ATTACHMENT B

                 REQUEST FOR PRIOR APPROVAL OF PERSONAL SECURITY
                         RECOMMENDATIONS OR TRANSACTIONS

Request to:         buy ____ sell ____
                    name of issuer/security: ___________________________
                    type of security (e.g., equity, bond, option, future):
                    __________________________________________________

                    amount of security/number of shares: ________________ price: _________________
                    for my own account: _______________________
                    for an account in which I have a beneficial interest (describe):____________________________________
                    for both of the above: ____________________________
                    proposed transaction date: _________________________
                    broker/dealer/bank through whom transaction to be effected: __________________________________

(1)  I learned about this security in the following manner:
     _____________________________________________________________

(2) I do __ do not __ serve as a director or have any relatives serving as a director or officer of the issuer. If so, please discuss:
     __________________________________________________________

(3) Set forth below are any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a client:
     __________________________________________________________

I have read and understand the Code of Ethics of Bank Julius Baer & Co., Ltd., New York Branch, Julius Baer Securities Inc. and certain registered investment companies and recognize that the proposed transaction is subject thereto. I further understand that any prior written authorization obtained shall be valid for a period not to exceed 48 hours.

*As Portfolio Manager for the European Warrant Fund ("EWF") I certify that this transaction is permissible in terms of its proximity to EWF transactions and holdings.

Date: ______  Signature: ______________________  Print Name: ___________________

Instructions:     PREPARE AND FORWARD TO THE RELEVANT DESIGNATED SUPERVISORY
                  PERSON, WHO WILL INFORM YOU WHETHER THE TRANSACTION IS
                  APPROVED OR DISAPPROVED.

The proposed (purchase)(sale)(recommendation) described above is approved (disapproved).

Name: ______________    Title: _____________________    Date/Time: ____________
*Only applicable to EWF Portfolio Managers

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

                                                                       EXHIBIT C

                                  ATTACHMENT C


                           INITIAL TRANSACTION REPORT

Report Submitted by: _______________________________________________
                           PRINT YOUR NAME

                  The following table supplies the information required by
Section IV(B) of the Code of Ethics for the period specified below.


                                                Name of the Broker
                                                /Dealer With or
Securities                                      through whom the    Nature of
(Name and     Quantity of    Price Per Share    Transaction         Ownership of
Symbol)       Securities     or Other Unit      was Effected        Securities
--------------------------------------------------------------------------------

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10 DAYS OF BECOMING A COVERED PERSON IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

         To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

--------------------------------------------------------------------------------

         I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF ___________, 200_ THROUGH 200_.

Date:  _______
                                           Signature: _________________________

                                           Print Name: ________________________

                                           Position: __________________________

                                                                          Page 2
                                  ATTACHMENT C

                   REPORT OF QUARTERLY SECURITIES TRANSACTIONS

         On the dates indicated, the following transactions were effected in securities of which I participated or acquired a direct or indirect "beneficial ownership" interest and which are required to be reported pursuant to the Code of Ethics of Bank Julius Baer & Co., Ltd., New York Branch, Julius Baer Securities Inc. and/or the applicable Funds.

---------------------------------------------------------------------------------------------------------------
DATE OF         TITLE & PRINCIPAL  NUMBER OF   DOLLAR        NATURE OF          BY WHOM         BROKER
TRANSACTION     AMOUNT OF EACH     SHARES      AMOUNT OF     TRANSACTION        TRANSACTION     DEALER/BANK
                SECURITY                       TRANSACTION   (PURCHASE, SALE,   WAS EFFECTED
                                                             GIFT) AND OTHER
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

Any facts which may be relevant to a conflict of interest analysis of which I am aware, including the existence of any substantial economic relationship between my transaction(s) and securities held or to be required by a Fund:

_______________________________

_______________________________

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 10 DAYS AFTER THE END OF THE CALENDAR QUARTER IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

Date:  ________

                                   Signature:  _________________________________

                                  Print Name:  _________________________________

                                    Position:  _________________________________

                            ANNUAL TRANSACTION REPORT

Report Submitted by: _______________________________________________
                            PRINT YOUR NAME

                  The following table supplies the information required by
Section IV(D) of the Code of Ethics for the period specified below.


                                                Name of the Broker
                                                /Dealer With or
Securities                                      through whom the    Nature of
(Name and     Quantity of    Price Per Share    Transaction         Ownership of
Symbol)       Securities     or Other Unit      was Effected        Securities
--------------------------------------------------------------------------------

THIS REPORT MUST BE SUBMITTED TO THE APPROPRIATE COMPLIANCE OFFICER WITHIN 30 DAYS AFTER THE END OF THE CALENDAR YEAR IN WHICH ANY REPORTED TRANSACTION WAS EFFECTED.

         To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by you.

--------------------------------------------------------------------------------

         I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF ___________, 200_ THROUGH 200_.

Date:  _______
                                            Signature: _________________________

                                            Print Name: ________________________

                                            Position: __________________________

                                  ATTACHMENT D

I HEREBY CERTIFY THAT:

1. I have read and I understand the Code of Ethics adopted by Bank Julius Baer & Co., Ltd., New York Branch, Julius Baer Securities Inc. and certain registered investment companies (the "Code of Ethics");

2.       I recognize that I am subject to the Code of Ethics;

3. I have complied with the requirements of the Code of Ethics during the calendar year ending December 31, 200_; and

4. I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code during the calendar year ending December 31, 200_.

Set forth below exceptions to items (3) and (4), if any:



Print Name:  ______________________

Signature:   ______________________

Date;        ______________________

                                                                    ATTACHMENT E

                 REPORT OF BUSINESS EXPENSES PAID BY OTHER FIRMS
                                       AND
                                GIFTS AND FAVORS

CONFIDENTIAL


FOR THE MONTH OF _____, 20__  NAME ______________________  OFFICE ________

I am reporting the following gifts or favors received:

----------------------------------------------------------------------------------------------------------------------
                                                                                           PURPOSE
                GIFT OR FAVOR             APPROX.         HOST         OTHER               (BOTH PROFESSIONAL
DATE            (PLEASE BE SPECIFIC)      VALUE           & FIRM       BJB GUESTS          AND SOCIAL)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

Signature: __________________________

INSTRUCTIONS: COMPLETE AND FORWARD TO THE APPROPRIATE JULIUS BAER COMPLIANCE
              OFFICER